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                                                                    Exhibit 10.6

                   ROTECH HEALTHCARE INC. EMPLOYEES PLAN TRUST

     This Trust Agreement made this 26th day of March, 2002 by and between ROTECH HEALTHCARE INC., a corporation organized under the laws of the State of Delaware (hereinafter referred to as the "Company") and Janet Zivmek and Scott Novell (hereinafter referred to as the "Trustees" and each individually, a "Trustee").

                                   W I T N E S S E T H:

     WHEREAS, the Company adopted the ROTECH HEALTHCARE INC. EMPLOYEES PLAN (the "Plan") effective as of March 26, 2002; and

     WHEREAS, the Company desires to enter into a Trust Agreement for the Plan with the Trustees; and

     WHEREAS, the Company is the Plan Administrator of the Plan; and

     WHEREAS, the Plan is intended to constitute an eligible individual account plan within the meaning of Section 407(d)(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), pursuant to which the Plan may hold stock of the Company without regard to the diversification requirements of Section 404 of ERISA; and

     WHEREAS, the terms defined in the Plan shall have the same meaning in this Trust Agreement and references in this Trust Agreement to the "Plan Administrator" shall include delegates of the Plan Administrator.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Trustees do hereby covenant and agree as follows:

     FIRST: The Trustees shall receive any contributions paid to them, pursuant to the terms of the Plan, in cash or in other property acceptable to them, including Company Stock, either from the Company or any Employer that has adopted the Plan and such amounts shall be held pursuant to the terms of the Plan. All contributions so received, together with the income therefrom and any other increment thereon (hereinafter referred to as the "Trust Fund"), shall be held, managed and administered by the Trustees pursuant to the terms of this Trust Agreement, without distinction between principal and

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income and without liability for the payment of interest thereon. The Trustees shall not be responsible for the collection of any contributions to the Plan.

     SECOND: Subject to the provisions of Article THIRD hereof, the Trustees shall, from time to time on the written directions of the Plan Administrator, make distributions out of the Trust Fund to such persons, including any of the Trustees, in such manner, in such amounts, and for such purposes as may be specified in the directions of the Plan Administrator.

     The Trustees shall be under no liability for any distribution made by them pursuant to a written direction of the Plan Administrator and shall be under no duty to make inquiries as to whether any distribution directed by the Plan Administrator is made pursuant to the provisions of the Plan.

     THIRD: (A) Notwithstanding anything to the contrary contained in this Trust Agreement, or in any amendment thereto, but subject to the provisions of paragraph (B), it shall be impossible for any part of the Trust Fund, other than such part as is required to pay taxes and administration expenses, to be used for, or diverted to, purposes other than for the exclusive benefit of the Members under the Plan and their Beneficiaries (including alternate payees under a qualified domestic relations order as defined in Section 414(p) of the Code).

          (B) In the event that the Plan Administrator shall direct the return to the Company or any Employer of any contribution to the Trust Fund and shall certify with respect to such contribution that (i) such contribution has been made by the Company or an Employer by a mistake of fact or (ii) such contribution has been conditioned upon the deductibility thereof under Section 404 of the Code and it has been determined that such contribution is not deductible, the Trustees shall return such contribution (or the value thereof, if less) to the Company or the Employer that made such contribution, but in no event shall any such return be made later than the expiration of one year following the payment of any such contribution, in the case of a direction under
(i) above, or the determination of the non-deductibility of a contribution, in the case of a direction under (ii) above.

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          (C) In making a distribution upon a written direction, as authorized herein, the Trustees may accept such direction as a certification that such payment complies with the provisions of this Article and need make no further investigation.

     FOURTH: The Trustees shall have the following powers and authority in the administration of the Trust Fund, to be exercised as provided in Article FIFTH hereof.

          (A) To purchase, receive or subscribe for any securities or other property and to retain in trust such securities or other property.

          (B) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of any securities or other property at any time held by the Trust Fund.

          (C) To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust Fund; to commence or defend suits or legal proceedings and to represent the Trust Fund in all suits or legal proceedings.

          (D) To exercise any conversion privilege and/or subscription right available in connection with any securities or other property at any time held by the Trust Fund; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association or to the sale, mortgage, pledge or lease of the property of any corporation, company or association or any of the securities of which may at any time be held by the Trust Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which the Trust Fund may so acquire.

          (E) To exercise, personally or by general or by limited power of attorney, any right, including the right to vote, appurtenant to any securities or other property held by the Trust Fund at any time.

          (F) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust Fund and to pledge any securities or other property for the repayment of any such loan.

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          (G) To manage, administer, operate, lease for any number of years
(regardless of any restrictions on leases made by fiduciaries), develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by the Trust Fund, and to hold any such real property in the name of the Trustees or in the name of a nominee, with the addition of words indicating that such property is held in a fiduciary capacity, and to cause to be formed a corporation or trust to hold title to any such real property with the aforesaid powers, all upon such terms and conditions as may be deemed advisable.

          (H) To renew or extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of the value of the investment; to waive any default whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid on property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration and, in connection therewith, to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceedings, at law or in equity, any rights or remedies in respect of any such mortgage or guarantee.

          (I) To hold part or all of the Trust Fund uninvested and to keep any portion of the Trust Fund in cash or cash balances, as the Trustees may from time to time require for the administration of the Trust Fund, in the Trustees' best judgment.

          (J) To employ suitable agents and counsel, including counsel who may be counsel for the Company and to pay their reasonable expenses and compensation.

          (K) To register any securities held hereunder in the name of the Trustees or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form.

          (L) To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable.

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          (M) To appoint a bank or trust company as custodian to hold the assets of the Trust Fund.

          (N) To make, execute and deliver as Trustees, any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases or other instruments in writing, necessary or proper for the accomplishment of any of the foregoing powers.

          (O) To transfer, at any time and from time to time, such part or all of the Trust Fund as it shall deem advisable to any group trust (or separate account of an insurance company) which has been qualified under Section 401 (a) of the Code and is exempt from tax under Section 501 (a) of the Code, maintained by any bank (including a bank trustee serving hereunder, if any), insurance company, trust company or any other entity or persons, as a medium for the collective investment of funds of pension, profit-sharing or other employee benefit trusts and to withdraw any part or all of the Trust Fund so transferred. The provisions of any such trust shall be deemed a part of this Trust Agreement.

          (P) To hold qualifying employer securities as defined under Section 407(d)(5) of ERISA, without limitation.

     FIFTH: The powers listed in Article FOURTH hereof shall be exercised by the Trustee, except in the event an Investment Manager (as such term is defined in Article EIGHTEENTH hereof) is appointed by the Plan Administrator in accordance with the provisions of Article EIGHTEENTH hereof, in which event such powers shall be exercised as directed by the Investment Manager, to the extent such powers are delegated to the Investment Manager.

     SIXTH: The Trustees shall have the responsibility and the following powers and authority, to be exercised in their sole discretion in accordance with the fiduciary standards of ERISA:

          (A) To arrange for the custody and safekeeping over all securities and other property in the Trust Fund.

          (B) To timely collect dividends, interest, rents, royalties and other forms of income on securities or other properties held in the Trust Fund which shall be held and reinvested pursuant to the provisions of paragraph (A) of Article FOURTH.

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          (C) To register any security or other property held by them hereunder in their own names, in the name of a title holding company exempt from tax under
Section 501(c)(2) of the Code, or in the name of a nominee, with or without the addition of words indicating that such securities or other property are held in a fiduciary capacity and to hold any securities in bearer form and to deposit any securities or other property in a depository or a clearing corporation; provided that the requirement under Section 403 of ERISA that all assets of the Plan be held in trust is not violated. No such holding shall relieve the Trustees of their responsibility for the safe custody and disposition of the Trust Fund in accordance with the provisions of this Trust Agreement.

          (D) To make, execute and deliver, as Trustees, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing, necessary or desirable for the accomplishment of any of the powers listed in this Article SIXTH.

          (E) To employ suitable agents and counsel and to pay their reasonable and proper expenses and compensation, to the extent not paid by an Employer.

          (F) To perform all acts, whether or not expressly authorized, that a prudent fiduciary under ERISA would perform for the protection and safekeeping of the Trust Fund.

     SEVENTH: The words "securities or other property" as used in paragraph (A) of Article FOURTH hereof shall be deemed to refer to any property, real or personal or part interest therein, including but without being limited to, governmental, corporate or personal obligations, trust and participation certificates, leaseholds, fee titles, mortgages and other interests in realty, preferred and common stocks, life insurance, disability insurance and group annuity or insurance company investment or similar contracts (whether part of the general account or separate account of an insurance company), and any other evidences of indebtedness or ownership, including securities or other property of the Company, to the extent not prohibited by ERISA.

     EIGHTH: The Trustees shall pay out of the Trust Fund all real and personal property taxes, income taxes and other taxes of any and all kinds levied or assessed under existing or future laws against the Trust Fund, except a tax imposed on the Trustees for participating in a prohibited transaction.

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     The Trustees shall not receive any compensation for acting as trustees under this Trust Agreement. All compensation and necessary and reasonable expenses of administration of the Trust Fund and the Plan, including counsel fees and reimbursement of expenses properly and actually incurred by the Trustees, shall be withdrawn by the Trustees out of the Trust Fund, unless paid by an Employer or any other person or entity authorized by an Employer to pay some or all of the said amounts.

     NINTH: The Trustees shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder for each Plan, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Plan Administrator or the Company. Within one hundred twenty (120) days after the close of each fiscal year of the Plan (or such other date or dates as may be agreed upon in writing between the Company and the Trustees), the Trustees shall cause to be filed with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected during the said year ending on such date (but not including any part of such year for which such an account has previously been filed) and certified as to the accuracy of the information set forth therein. Such account may incorporate by reference any and all schedules and other statements, setting forth investments receipts, disbursements and other transactions effected during the period for which such account is rendered, which the Trustees have furnished to the Company prior to the filing of such account. Each account so filed (and copies of any schedules and statements incorporated therein by reference as aforesaid) shall be open to inspection during business hours by the Plan Administrator and the Company, and any person designated by the Plan Administrator and the Company for a period of sixty (60) days immediately following the date on which the account is filed with the Company. In the event that any assets of the Trust Fund have been transferred to a group trust pursuant to Article FOURTH, paragraph (O) hereof, such account shall include a copy of the latest annual written account of the said collective trust. The Company may approve such account by an instrument in writing delivered to the Trustees. Upon the written approval of the Company of any such account, the Trustees shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by a court of competent

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jurisdiction. In addition, the Trustees shall cause to be submitted to the
Company and the Plan Administrator such other and more frequent reports as the Company and the Plan Administrator may reasonably request.

     TENTH: The Trustees shall be fully protected in relying upon a certification of the Plan Administrator with respect to any instruction, direction or approval of the Plan Administrator.

     The Trustees shall be fully protected in acting upon any instrument, certificate, or document reasonably believed by him to be genuine and to be signed or presented by the proper person or persons, and the Trustees shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

     The Trustees shall not be liable for the proper application of any part of the Trust Fund if distributions are made in accordance with the written directions of the Plan Administrator as herein provided, nor shall the Trustees be responsible for the adequacy of the Trust Fund to meet and discharge any and all distributions and liabilities under the Plan. All persons dealing with the Trustees are released from inquiry into the decision or authority of the Trustees and from seeing to the application of any moneys, securities, or other property paid or delivered to the Trustees.

     The Employers shall jointly and severally indemnify any individual Trustees from and against any and all liabilities to which he or she may be subjected by reason of any act or failure to act with respect to the Plan or this Trust Agreement which constitutes a breach of fiduciary responsibility except that due to such person's own gross negligence or willful misconduct. Nothing herein shall prohibit an Employer from purchasing insurance to indemnify any Trustees from such liability.

     ELEVENTH: Notwithstanding any other provisions of this Trust Agreement, the Trustees shall discharge his duties under this Trust Agreement in the interest of the Members of the Plan and their Beneficiaries and (i) for the exclusive purpose of providing benefits to such Members and their Beneficiaries and defraying reasonable expenses of administering the Plan; (ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar

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with such matters would use in the conduct of an enterprise of like character and with like aims and (iii) in accordance with the provisions of this Trust Agreement except insofar as they are inconsistent with or violate the provisions of ERISA or would result in a transaction prohibited by ERISA. The Trustees shall not be required to give any bond or any other security for the faithful performance of his duties under this Trust Agreement, except as required by law.

     TWELFTH: Any Trustees acting hereunder may resign at any time at least thirty (30) days after giving written notice to the Company, or earlier if the requirement for the said written notice is waived by the Company. The Company may remove any Trustee at any time by written notice delivered to the given Trustee. In the case of the resignation, removal or death of any Trustee, the Company may appoint a successor Trustee provided that the Company must appoint a successor Trustee if at any time there is no Trustee then acting. The Company may appoint at any time an additional Trustee to serve with the then Trustee. Any Trustee so appointed and any successor Trustee shall have the same powers and duties as those conferred upon the Trustee under this Trust Agreement. The appointment of a successor Trustee and any additional Trustee shall be by a written instrument delivered to the Trustee.

     THIRTEENTH: The Trust Agreement, other than paragraph (A) of Article THIRD, may be amended by the Company and the Trustees at any time or from time to time and in any manner, and the provisions of any such amendment may be made applicable to the Trust Fund as constituted at the time of the amendment as well as to the part of the Trust Fund subsequently acquired.

     FOURTEENTH: The Trust Agreement and the Trust Fund created hereby may be terminated at any time by the Company. Upon such termination, or upon the dissolution or liquidation of the Company in the event that a successor to the Company by operation of law or by the acquisition of its business interests shall not elect to continue the Plan and this Trust Fund, the Trust Fund shall be paid out by the Trustees as and when directed by the Plan Administrator. Notwithstanding the foregoing, the Trustees shall not be required to pay out any assets of the Trust Fund until they shall have received such rulings or determinations of the Internal Revenue Service or any other administrative agency as they may deem necessary or appropriate in order to assure

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themselves that any such payment is made in accordance with the provisions of law or that they will not subject the Trust Fund or the Trustees, individually or as such Trustee, to liability.

     FIFTEENTH: The Trust Agreement and the Trust Fund created hereby shall be construed, regulated and administered under the provisions of ERISA and of the State of Florida to the extent not preempted by ERISA. All contributions to the Trustees shall be deemed to take place in the State of Florida. The Trustees may at any time initiate an action or proceedings for the settlement of his accounts or for the determination of any question of construction which may arise or for instructions, and the only necessary parties defendant to such action shall be the Company and the Plan Administrator, except that the Trustees may, if they so elect, bring in as parties defendant any other person or persons.

     SIXTEENTH: Any affiliates of the Company or affiliates which may be affiliated with the Company in any way and which is now or may hereafter be organized, may, with the approval of the Company, adopt the Trust if such affiliate shall have adopted the Plan.

     Any such affiliate may at any time withdraw from further participation in the Trust Fund under the Trust Agreement with the approval of the Company. Such affiliate shall file with the Trustees a document evidencing its withdrawal from the Trust Fund and its continuance of a trust in accordance with the provisions of the Trust Agreement as though such affiliate were the sole creator thereof. In such event, the Trustees shall deliver to himself, as Trustee of such Trust in accordance with Section 414(1) of the Code, such part of the Trust Fund as may be determined by the Plan Administrator to constitute the appropriate share of the Trust Fund then held in respect of the participating members of the Plan of such affiliate. Such former affiliate may thereafter exercise in respect of such new trust all the rights and powers reserved to the Company and the Plan Administrator under the provisions of the Trust Agreement.

     SEVENTEENTH: Any one individual Trustee acting singly is authorized to:

          (A) open and maintain brokerage and custodian accounts in the name of the Trust for the investment of Trust assets in securities;

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          (B) open savings and/or checking accounts in the name of the Trust with one or more banks and/or trust companies as depositories of the Trust; and

          (C) sign checks, drafts or other orders for the payment of money from said accounts; endorse instruments for deposit into said accounts and take all other actions necessary in connection with all such checking or savings accounts.

     EIGHTEENTH: In the event the Plan Administrator appoints an Investment Manager or Managers, as defined below, to manage (including the power to acquire and dispose of) in accordance with investment guidelines established by the Plan Administrator, all or any part of the Trust Fund, the Trustees shall have no fiduciary liability for the acts or omissions of such Investment Manager or Investment Managers or be under an obligation to invest or otherwise manage that portion of the Trust Fund which is subject to the management of such Investment Manager or Investment Managers.

     An Investment Manager is any fiduciary other than a "Named Fiduciary" (which latter term includes a Trustee of this Trust Fund) who:

          (i) has the power to manage, acquire, or dispose of any portion of the Trust Fund,

          (ii) is registered as an investment adviser under the Investment Advisers Act of 1940, is a bank as defined in that Act, or an insurance company qualified to perform the services described in subparagraph (i) above, and

          (iii) has acknowledged in writing that he is a fiduciary with respect to the Plan.

     An Investment Manager shall direct the Trustees with respect to such powers contained in paragraph FOURTH hereof which are delegated to the Investment Manager by the Plan Administrator.

     If there shall be more than one Trustee, the individual Trustees shall jointly manage and control the Trust Fund unless the responsibilities, obligations and duties of the individual Trustees are allocated by the individual Trustees among themselves. In the event of such allocation, an individual Trustee to whom such responsibilities, obligations and duties have not been allocated shall not be liable either individually or as a Trustee by reason of such individual Trustee's duty to jointly manage and control the Trust fund

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for any loss resulting to the Plan arising from the acts or omissions on the part of a co-Trustee to whom such responsibilities, obligations, or duties have been allocated.

     NINETEENTH: This Trust shall be known as the ROTECH HEALTHCARE INC. EMPLOYEES PLAN TRUST.

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     IN WITNESS WHEREOF, this instrument has been executed as of the day and year first above written.

                                    ROTECH HEALTHCARE INC.


                                    By: /s/ Janet L. Ziomek
                                        ----------------------------------------
                                    By: Janet L. Ziomek
                                    Title: Chief Financial Officer and Treasurer


                                    BY: /s/ Rebecca L. Myers
                                        ----------------------------------------
                                    By: Rebecca L. Myers
                                    Title: Chief Legal Officer and Secretary

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